===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Productivity Technologies Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        Productivity Technologies Corp.
                        206 South Main Street, 2nd Floor
                           Ann Arbor, Michigan 48104

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on March 29, 2000


     As a stockholder of Productivity Technologies Corp. (the "Company"), you are invited to be present, or represented by proxy, at the Company's annual meeting of stockholders, to be held at 600 Third Avenue, 32nd floor, New York City on March 29, 2000 at 2:00 p.m., local time, and any adjournments thereof, for the following purposes:

1. To elect Samuel N. Seidman and Alan H. Foster to the Board of Directors of the Company for a term of three years. See "Election of Directors" in the Proxy Statement.

2. To amend the Company's 1996 Performance Equity Plan to increase the maximum number of shares which may be issued under such Plan from 330,000 to 530,000 shares. See "Amendment to 1996 Performance Equity Plan" in the Proxy Statement.

3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 18, 2000 are entitled to vote at the annual meeting of stockholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's common stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

     If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

     If you plan to vote at the meeting in person and your shares are held in the name of your broker, bank or other nominee, please request from such broker, bank or other nominee a letter to present to the judge of the election evidencing your ownership of the shares and your authority to vote the shares at the meeting.


By Order of the Board of Directors,

Jesse A. Levine
Secretary

Ann Arbor, Michigan
February 18, 2000

                        Productivity Technologies Corp.
                        206 South Main Street, 2nd Floor
                           Ann Arbor, Michigan 48104

                         ANNUAL MEETING OF STOCKHOLDERS
                                 March 29, 2000

                                PROXY STATEMENT

     This Proxy Statement and the Notice of Annual Meeting and Form of Proxy accompanying this Proxy Statement, which will be mailed on or about February 24, 2000, are furnished in connection with the solicitation by the Board of Directors of Productivity Technologies Corp., a Delaware corporation (including its subsidiaries, the "Company"), of proxies to be voted at the annual meeting of stockholders to be held at 600 Third Avenue, 32nd floor, New York City on March 29, 2000 at 2:00 p.m., local time, and any adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on February 18, 2000 (the "record date") will be entitled to one vote at the meeting or by proxy for each share then held. On the record date, there were 2,475,000 shares of Common Stock of the Company outstanding. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card. Unless instructions to the contrary are given, each properly executed proxy will be voted, except as specified below, to (1) elect Samuel N. Seidman and Alan H. Foster to the Board of Directors of the Company, (2) amend the Company's 1996 Performance Equity Plan to increase the maximum number of shares which may be issued under such Plan by 200,000 shares and (3) transact such other business as may properly be brought before the meeting or any adjournment thereof.

     All proxies may be revoked and execution of the accompanying proxy will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy. A majority of all of the issued and outstanding shares of the Company's Common Stock is required to be present in person or by proxy to constitute a quorum. Directors are elected by a plurality.

     This Proxy Statement is being solicited by the Board of Directors of the Company. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, facsimile or in person without additional compensation therefor.


                             ELECTION OF DIRECTORS

Election of Directors

     Effective January 1, 2000, the Board reduced its size from eight members to five members. The Board is divided into three classes. The members of each class serve for a term of three years, with only one class of directors being
elected in each year.   Class III directors are being elected at this annual
meeting to serve for a term which will expire upon the election of directors at the annual meeting to be held in the fiscal year ending June 30, 2003. The Board has nominated Samuel N. Seidman and Alan H. Foster, each of whom is an incumbent Class III Director, as candidates for election.

     Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominees."

Recommendation

     The Board of Directors recommends a vote "FOR" the election of each of the nominees. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.


                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

Directors and Nominees

     The term of the Class I directors, Alan I. Goldman and Jesse A. Levine, will expire upon the election of directors at the annual meeting to be held in the fiscal year ending June 30, 2001. The term of the Class II director, Michael D. Austin, will expire upon the election of director at the annual meeting to be held in the fiscal year ending June 30, 2002. The term of the Class III directors, Samuel N. Seidman and Alan H. Foster, will expire upon the election of directors at this annual meeting. Mr. Seidman and Mr. Foster have been nominated by the Board to serve for an additional term continuing until the annual meeting to be held in the fiscal year ending June 30, 2003. See "Election of Directors." In the case of each class of directors, the persons elected will hold office until the next annual meeting of stockholders at which his class of directors is to be elected.

     Set forth below is information concerning each director and nominee for director of the Company, including his business experience during at least the past five years, his positions with the Company, and certain directorships held by him. Each nominee is currently a director of the Company. Except as hereinafter described, there are no family relationships among any of the directors or nominees or any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee.


                            Director
Nominee/Director      Age     Since              Current Position
----------------      ---   -------- --------------------------------------
Class III Nominees
Samuel N. Seidman      65      1993  Director, Chairman of the Board,
                                     President and Chief Executive Officer

Alan H. Foster         74      1993  Director

Class I Directors
Alan I. Goldman        62      1993  Director
Jesse A. Levine        32      1993  Director, Chief Financial Officer,
                                     Vice President, Secretary and
                                     Treasurer
Class II Director
Michael D. Austin      48      1999  Director, and President and Chief
                                     Executive Officer of the Company's
                                     Atlas Technologies, Inc. subsidiary

Class III Nominees

     Samuel N. Seidman has been President and a Director of the Company since its inception. In 1970, Mr. Seidman founded Seidman & Co., Inc., an investment banking firm, and serves as its President. In this capacity, he has provided a broad range of investment banking services, including financial analysis and valuations, private financings, and corporate recapitalizations and debt restructurings. Mr. Seidman also serves as a director of AMREP Corporation, a real estate development corporation listed on the New York Stock Exchange. He has acted as financial advisor to manufacturers of various kinds of production systems and components for a number of industries, including ASM International, N.V., a multi-national producer of automated equipment and systems for the production of semiconductor traded on the Nasdaq National Market. Mr. Seidman advised in the sale of ASM Fico Tooling, Inc., a European-based multi-national manufacturer of specialized tooling for the semiconductor industry. Mr. Seidman was Co-Chairman of the Creditors' Committee in the Chapter 11 reorganization of Sharon Steel Corp., an integrated manufacturer of finished steel products, and served as financial advisor in Chapter 11 to Chyron Corp., a specialized producer of television character generation equipment for video productions listed on the New York Stock Exchange, and Mr. Gasket Co., a manufacturer of automobile aftermarket products. Prior to founding Seidman & Co., Mr. Seidman worked in corporate finance at Lehman Brothers. Mr. Seidman earned a B.A. degree from Brooklyn College and a Ph.D. in economics from New York University. He was a Fulbright Scholar and a member of the graduate faculty of the City University of New York. Mr. Seidman's nephew, Jesse A. Levine, is Vice President, Chief Financial Officer, Secretary, Treasurer and a Director of the Company.

     Alan H. Foster has been a Director of the Company since its inception. Since 1986, he has been an Adjunct Professor of Finance and Corporate Strategy at the University of Michigan. Since 1978, Mr. Foster has been the principal of A.H. Foster & Company, a consulting firm which serves as a consultant in corporate finance to foreign governments and domestic and international clients. Currently, Mr. Foster is a director of Code-Alarm, Inc., a manufacturer of automobile security systems. For the last 12 years, Mr. Foster has served numerous times as a court-appointed trustee in bankruptcy for both Chapter 7 and Chapter 11 cases. He was employed by the American Motors Corporation from 1963 to 1978, where he first served as Director, Financial Planning and Analysis and then as Vice President and Treasurer for the last ten of those years. From 1953 to 1963, Mr. Foster worked at Sylvania Electric Products in various capacities, including Manager, Corporate Planning and Control. Mr. Foster is the author of Practical Business Management, published in 1962. Mr. Foster earned a B.S.B.A. degree from Boston College and an M.B.A. degree from Harvard Business School.

Class I Directors

     Alan I. Goldman has been a Director of the Company since its inception. Since 1985, Mr. Goldman has been self-employed as an investment banker and management consultant, specializing in mergers and acquisitions, private placements and business and organization consulting. Since 1999, Mr. Goldman has also served as Chairman of the Board, Chief Financial Officer and Treasurer of SGA Interactive, Inc., a privately held Internet training and communications company. From 1975 to 1985, Mr. Goldman was Senior Vice President, Finance and Chief Financial Officer of Management Assistance, Inc., a multi-national computer manufacturing, marketing and maintenance company and a purchaser and user of productions systems and components. From 1970 to 1974, Mr. Goldman was Vice President, Finance, Treasurer and Chief Financial Officer of Interway Corporation, an international company engaged in trailer and container leasing and fleet management. Mr. Goldman was also a director of Substance Abuse Technology, Inc., at the time it filed a Chapter 11 bankruptcy petition in 1997. Mr. Goldman earned a B.A. degree from Cornell University and an M.B.A. degree from New York University.

     Jesse A. Levine has been Secretary, Treasurer and a Director of the Company since its inception, Chief Financial Officer since June 1995 and a Vice President since May 1996. Since January 1992, Mr. Levine has been Vice President and then Senior Vice President of Seidman & Co., Inc., specializing in financial and business analysis, corporate finance, private placement financing, merger and acquisition, and corporate advisory services. Previously, Mr. Levine served as a commercial credit analyst for Society Bank, Michigan. Mr. Levine earned a B.A. degree, with highest honors distinction, in economics from the University of Michigan and has been elected a chartered financial analyst. Samuel N. Seidman, the President, Chief Executive Officer, and Chairman of the Company, is Mr. Levine's uncle.

Class II Director

     Michael D. Austin is currently the President and Chief Executive Officer of Atlas Technologies, Inc., a PTC operated subsidiary. From 1996 to 1998, Mr. Austin held the position of President of Atlas Technologies, Inc., and was primarily responsible for directing the marketing and sales activities of the company for determining the overall product directions, managing product research and development, and managing the application engineering department. From 1977 to 1996, Mr. Austin held various other management positions at Atlas Technologies, Inc., including Vice President of Operations, Vice President of Sales and Marketing, Sales Manager, and Controls Manager. From 1973 to 1977, Mr. Austin held various controls engineering and management positions at Fluid & Electric Control Co., including Chief Engineer. Mr. Austin serves on the board of directors or board of advisors of the Society of Manufacturing Engineers, the Flint-Genesee Economic Growth Alliance, the Genesee Area Focus Council, the Manufacturer's Innovation Council, Kettering University, Baker College and Mott Community College. Mr. Austin holds a U.S. and foreign patents for certain apparatus and methods for forming workpieces.

Meetings of the Board of Directors

     The Board met four times during the fiscal year ended June 30, 1999 and took various actions throughout the year through the execution of unanimous written consents. Each person who served as a director of the Company during fiscal 1999 attended at least 75% of the meetings held during fiscal 1999.

Audit Committee

     The Board currently maintains a single standing committee, the Audit Committee, which currently is composed of Messrs. Goldman and Foster. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, (1) recommending to the Board the appointment of independent accountants, (2) reviewing the timing, scope and results of the independent accountants' audit examination and related fees, (3) reviewing periodic comments and recommendations by the Company's independent accountants and the Company's response thereto, (4) reviewing the scope and adequacy of internal accounting controls and internal auditing activities and (5) making recommendations to the Board with respect to significant changes in accounting policies and procedures. The Audit Committee met two times during the fiscal year ended June 30, 1999. Both members of the Committee attended these meetings.


                    INFORMATION REGARDING EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company. See "Information Concerning Directors and Nominees" for a description of each executive officer's business experience during at least the past five years and positions held with the Company. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. Except as specifically described, there are no family relationships among any of the executive officers or any arrangements or understandings between any executive officer and another person pursuant to which he was selected as an executive officer.

     Set forth below is a table naming the executive officers of the Company and stating the positions held by them. Additional information concerning these individuals, each of whom is a director of the Company, is set forth under "Information Concerning Directors and Nominees."

Executive Officer                            Current Position
-----------------    -----------------------------------------------------------------
Samuel N. Seidman    Chairman of the Board, President and Chief Executive
                     Officer

Jesse A. Levine      Chief Financial Officer, Vice President, Secretary and Treasurer

Michael D. Austin    President and Chief Executive Officer of Atlas Technologies, Inc.

                             EXECUTIVE COMPENSATION


Director Compensation and Arrangements

     During fiscal 1999, the Company's two non-employee directors, Alan I. Goldman and Alan H. Foster, received $12,000 per annum, payable quarterly. The members of the Audit Committee, Messrs. Goldman and Foster, also received $1,000 for attending the two Audit Committee meetings held in fiscal 1999 ($500 per meeting). All directors other than the Chairman are entitled to receive payment of $1,000 per day, as determined by the Chairman, for actual days spent by them providing consulting services to the Company or performing other special services for the benefit of the Company.

Executive Officer Compensation

     The following table shows all compensation paid by the Company for the fiscal years ended June 30, 1997, 1998 and 1999 to (1) the person who has served as the chief executive officer of the Company at all times since the beginning of fiscal 1999 (Samuel N. Seidman), and (2) the only executive officer of the Company, other than the chief executive officer, who served as an executive officer at any time during fiscal 1999 and whose income exceeded $100,000 (Michael D. Austin) (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                        Annual Compensation            Long Term Compensation
                                       ----------------------  ---------------------------------------
Name and              Fiscal Year                                Restricted           Securities
Principal Position    ended June 30,  Salary ($)   Bonus ($)   Stock Awards (#)  Underlying Options (#)
--------------------  -------------   ----------  -----------  ----------------  ----------------------
Samuel N. Seidman                1999     65,000          ---               ---                      ---
                                 1998     75,000          ---               ---                      ---
                                 1997      6,250          ---               ---                      ---

Michael D. Austin                1999    201,179          ---               ---                      ---
                                 1998    196,888      718,192 (1)       150,000                      ---
                                 1997    190,743      355,473               ---                      ---

_______________
(1) Represents amounts to which Mr. Austin was entitled under a deferred compensation plan.


     Option Awards and Values. No options or stock appreciation rights were awarded to any of the Named Executive Officers in fiscal 1999. The following table sets forth information concerning the aggregate number and values of options held by the Named Executive Officers as of June 30, 1999. None of the Named Executive Officers holds stock appreciation rights and none of such persons exercised any options in fiscal 1999.


                        Aggregate Year-End Option Values

                     Number of unexercised options at fiscal                 Value of unexercised in the money
                                   year end (#)                                options at fiscal year end ($)

Name                   Exercisable            Unexercisable                   Exercisable            Unexercisable
-------------------    -----------            -------------                   -----------            -------------
Samuel N. Seidman           70,833                 ---                            ---                      ---

Michael D. Austin              ---                 ---                            ---                      ---

Employment Agreements

     In May 1996, Mr. Michael D. Austin entered into an employment agreement with Atlas Technologies, Inc. (subsequently amended in June 1998) under which he currently serves as the President and Chief Executive Officer of Atlas Technologies, Inc. Mr. Austin's agreement terminates on December 31, 2001. The agreement requires Mr. Austin to devote substantially all of his business time and attention to the affairs of Atlas Technologies, Inc. The agreement provides for a base salary of $198,588 per year, subject to cost-of-living increases after December 31, 1998, for six weeks vacation per year, reimbursement of business expenses, use of an automobile and mobile telephone, medical and life insurance benefits and other benefits generally made available to other employees. The employment agreement also contains provisions restricting the disclosure of confidential information and non-competition covenants. As part of the fiscal 1998 bonus restructuring agreement, Atlas Technologies, Inc. also is scheduled to pay to Mr. Austin deferred compensation of $718,192 payable in annual installments with 6.1% interest with final payment due July 2002.

     The Company has no other employment agreements with its executive officers.

Compensation Committee Interlocks and Insider Participation

     The full Board of Directors of the Company serves as the Company's Compensation Committee. There have not been since the beginning of fiscal 1999 any interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any person who has served on the Company's Board of Directors since that time. See "Executive Compensation---Employment Agreements" and "Certain Relationships and Related Transactions" for a description of certain transactions entered into by certain directors with the Company since the beginning of fiscal 1999.

Report of the Compensation Committee

Overview and Philosophy

     The Company's executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances and to seek to align the interests of the employees with the interests of the Company's stockholders. The Board of Directors has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits, including stock options.

Compensation of Executive Officers

     Except for Michael D. Austin, salary determinations for executive officers were most recently made by the Board in October 1999, based upon various subjective factors such as the executive's responsibilities, position, qualifications, individual performance and experience. The Board Company did not utilize quantitative measures of Company or individual performance for purposes of fixing the salaries or bonuses of its executives. The compensation of Mr. Austin, the President and Chief Executive Officer of Atlas Technologies, Inc., was fixed pursuant to the terms of an employment agreement he entered into with the Company at the time PTC purchased Atlas Technologies, Inc., as amended by a bonus restructuring agreement entered into in fiscal 1998. This employment agreement was negotiated on an arms-length basis by Mr. Austin with the Board. See "Executive Compensation --Employment Agreements."

Compensation of Chief Executive Officer

     The compensation of Samuel N. Seidman, currently the Chairman, President and Chief Executive Officer of the Company, was fixed by the Board in October 1999. The decisions of the Board regarding his compensation were based upon various subjective factors such as his responsibilities, qualifications and years of experience. In no such case did the Compensation Committee undertake a formal survey or analysis of compensation paid by other companies.

Submission of Report

     This report on Executive Compensation is submitted by Samuel N. Seidman, Michael D. Austin, Jesse A. Levine, Alan H. Foster and Alan I. Goldman, the current members of the Board of Directors.

Performance Information

     The following chart compares cumulative total return of the Company's Common Stock (symbol PRAC) with the cumulative total return of (1) the Standard & Poor's Midcap 400 index, a broad equity market index ("S&P Index"), and (2) an industry peer group index ("Peer Index") consisting of six other publicly held production tooling manufacturers. The table assumes $100 was invested on July 6, 1994 (the date the Common Stock began trading on the OTC Bulletin Board) in shares of Common Stock, stocks comprising the S&P Index and stocks comprising the Peer Index and that dividends are reinvested when received. The Peer Index includes Bethlehem Corp., DeVlieg Bullard, Inc., Farrell Corp., Hurco Companies, Inc., Monarch Machine Tool Co. and Thermwood Corp., equally weighted.

                                              Cumulative Total Return
                                     6/94    6/95    6/96    6/97    6/98    6/99
---------------------------------------------------------------------------------
PRODUCTIVITY TECHNOLOGIES CORP.    100.00   89.80  151.02   73.47  120.41  163.27
---------------------------------------------------------------------------------
PEER GROUP                         100.00  114.60  149.63  159.99  171.74  141.39
---------------------------------------------------------------------------------
S & P MIDCAP 400                   100.00  122.34  148.75  183.45  233.26  262.58

     No dividends were paid on the Company's Common Stock during the period shown. The return shown is based on the percentage change from June 30, 1994 through June 30, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 1999, each of its officers, directors and 10% stockholders complied with the Section 16(a) reporting requirements, except that Michael D. Austin, the President and Chief Executive Officer of Atlas Technologies, Inc., did not timely file a Form 4 to report his open market purchases of shares of the Company's common stock in November and December 1998 and October 1999. His failure to timely file was inadvertent, he did not sell any shares within six months before such purchases or at any time following such purchases, and he has since made appropriate filings with the SEC to report such purchases.

                              SECURITIES OWNERSHIP

     The following table and accompanying footnote sets forth certain information as of February 18, 2000 with respect to the stock ownership of (1) each stockholder known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director and nominee of the Company, (3) the Company's Chief Executive Officer, and (4) all directors and executive officers of the Company as a group (based upon information furnished by such persons). Shares of Common Stock issuable upon exercise of options which are currently exercisable or exercisable within 60 days of the date of the Proxy Statement have been included in the following table. See "Executive Compensation" for additional information regarding the stock options granted to the indicated persons. The business address of the persons listed below is Productivity Technologies Corp., 206 South Main Street, 2nd Floor, Ann Arbor, Michigan 48104, except for Mr. Friant, whose address is 30 Boxwood Drive, Morristown, New Jersey 07961.

Name of Beneficial           Number of Shares       Percentage of Shares
Owner                        Beneficially Owned     Beneficially Owned
Michael D. Austin            285,000                11.5
Samuel N. Seidman            285,083 (1)            10.8 (3)
Ray J. Friant, Jr.           218,083 (1)             8.5
Ronald Prime                 150,000                 6.1
Jesse A. Levine              149,583 (1)(2)          5.8
Alan I. Goldman               48,250                 1.9
Alan H. Foster                43,250                 1.7
All directors and
 executive officers as a
 group (5 persons) (4)       811,166 (4)            29.1

______________________
(1) Includes shares of Common Stock issuable upon immediately exercisable warrants and options as follows: Mr. Friant - 91,833 shares; Mr. Seidman - 158,833 shares; Mr. Levine - 106,333; Mr. Foster - 22, 000 shares; Mr. Goldman - 22,000 shares. Options issued in February 2000 to Messrs. Seidman and Levine to purchase 68,000 shares and 58,000 shares, respectively, are conditioned upon the expiration of options held by Mr. Friant, which is expected to occur in March 2000.

(2)  Includes 4,000 shares gifted by Mr. Levine to a related minor.

(3) The percentage in this column is calculated by dividing the number of shares beneficially held by the individual or group shown on each line by the sum of (i) the number of outstanding shares of Common Stock and (ii) any shares of Common Stock issuable upon the exercise of options held by such individual or group members, but for no other person. Consequently, although Mr. Seidman beneficially owns more shares than Mr. Austin, the shares included in the denominator to calculate his percentage includes the shares issuable to him upon the exercise of his options and, therefore, his deemed ownership percentage in that of the Company is less than that of Mr. Austin.

(4) Includes shares of Common Stock issuable upon immediately exercisable warrants and options to Mr. Seidman, Mr. Levine, Mr. Foster and Mr. Goldman, as disclosed in note 1.


                   AMENDMENT TO 1996 PERFORMANCE EQUITY PLAN

Background Information

     On February 8, 1996, the Board of Directors of the Company approved the 1996 Performance Equity Plan (the "Plan"), subject to approval of the Company's stockholders. On May 21, 1996, the stockholders of the Company approved the Plan. The Plan authorizes the grant of awards in the forms of options to purchase Common Stock, stock appreciation rights, and restricted stock to officers, key employees of the Company and its affiliates and other key individuals (including non-employees).

Proposed Amendment

     In February 2000, the Board approved an amendment to the Plan, subject to stockholder approval, to increase the maximum number of shares which may be issued under such Plan from 330,000 shares to 530,000 shares. The Board believes that the additional shares are needed to attract and retain talented management personnel.

New Plan Benefits

     The Company has made no determination to issue options under the Plan to any persons by reason of the adoption of the proposed amendment increasing the number of authorized shares under the Plan. However, the Board has discretion under the Plan to issue such number of options to such of the officers, key employees, agents or consultants of the Company who occupy responsible managerial or professional positions or who have the capability of making substantial contributions to the success of the Company as it determines.

Summary of Material Terms of the Plan

Administration

     The Plan provides that it will be administered by the Board of Directors or by a committee ("Committee") appointed by the Board. If appointed, the Committee must have two or more members, each of whom is a "disinterested person." The Plan is currently administered by the Board. The Board or, if appointed, Committee, has full authority, subject to the provisions of the Plan, to award stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options and/or other stock-based awards (collectively, "Awards"). Subject to the provisions of the Plan, the Board or the Committee also has authority to determine, among other things, the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares subject to each Award, share or exercise prices, any restrictions or limitations on such Awards and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the Awards. The Board or Committee is also empowered to interpret and settle disputes under the Plan.

Shares Subject to the Plan, General Terms

     As proposed to be amended, the Plan authorizes the granting of Awards the exercise of which would allow up to an aggregate of 530,000 shares of common stock to be acquired by the holders of Awards. In order to prevent the dilution or enlargement of the rights of holders under the Plan, the number of shares authorized to be issued under the Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Shares resulting from a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure. If any Awards granted under the Plan are expire or are terminated, the shares that were available pursuant to such Award will again be available for distribution under the Plan.

Eligibility

     Awards may be granted to key employees, officers, directors, consultants and other persons who are deemed to have rendered or to be able to render significant services to the Company or its subsidiaries and are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive stock options may be awarded only to persons who, at the time of such awards, are employees of the Company or its subsidiaries.

Term and Termination of the Plan

     The Plan became effective as of February 9, 1996. Unless terminated by the Board, the Plan will continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Plan are no longer outstanding. Grants of incentive stock options may only be made during the ten-year period following the effective date of the Plan. The amendment, if approved by the shareholders, will become effective on the date approved.

Amendments to the Plan

     The Board may at any time amend, alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance is permitted that would impair the rights of a holder of any Awards previously granted, without the consent of the employee.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of participation in the Plan is only a summary of the general rules applicable to the grant and exercise of stock options and does not purport to give specific details on every variable and does not cover, among other things, state, local and foreign tax treatment of participation in the Plan. The information is based on present law and regulations, which are subject to being changed prospectively or retroactively.

     Incentive Options. A Plan participant will recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of an incentive stock option. Upon a disposition of the shares underlying the option after the later of two years from the date of grant or one year after the exercise of the option, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment in computing the alternative minimum tax for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant.

     If common shares acquired upon the exercise of an incentive stock option are disposed of before expiration of the necessary holding period of two years from the date of the grant of the option and one year after the exercise of the option, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; (ii) the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized; and (iii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable.

     Nonqualified Options. With respect to nonqualified stock options (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option, generally, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant. On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. If the shares acquired upon exercise of a nonqualified stock option are subject to a substantial risk of forfeiture, the participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

     Stock Appreciation Rights. A participant who receives stock appreciation rights will recognize no income on the grant of such rights, but he or she will recognize ordinary compensation income equal to the cash received, and the Company will qualify for a deduction of equal amount subject to the reasonableness of compensation limitation.

Recommendation

     The Board of Directors recommends that the stockholders vote "FOR" the proposal to amend the Plan. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Seidman & Co., Inc., an affiliate of the Company, makes available to the Company office space, as well as certain office, administrative and secretarial services as may be required by the Company. The Company paid Seidman & Co., Inc. approximately $40,000 in the fiscal year ended June 30, 1999 for such services. In January 2000, the Company moved its headquarters to Seidman & Co., Inc.'s offices in Ann Arbor, Michigan, and the amount of this payment was reduced. Samuel N. Seidman, a director and the Chairman, President and Chief Executive Officer of the Company, is President of Seidman & Co., Inc., and Jesse
A. Levine, a director, Chief Financial Officer, Vice President, Secretary and Treasurer of the Company, is Senior Vice President of Seidman & Co., Inc. See "Executive Compensation--Employment Agreements" for a description of the employment agreements entered into between the Company and Michael D. Austin, the President and Chief Executive Officer of Atlas Technologies, Inc.

                              INDEPENDENT AUDITORS

     BDO Seidman, LLP served as the Company's independent certified public accountants for the year ended June 30, 1999. The Board has selected BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 2000. A representative of BDO Seidman, LLP will have the opportunity to address the stockholders if such representative so desires and is expected to be present at the annual meeting. The representative will be available to answer appropriate questions from stockholders.


                            STOCKHOLDERS' PROPOSALS

     To be considered for inclusion in the Company's Proxy Statement for the next annual meeting of stockholders, stockholder proposals must be sent to the Company (directed to the attention of Jesse A. Levine, Secretary, Productivity Technologies Corp., 206 South Main Street, Ann Arbor, Michigan 48104) for receipt not later than October 25, 2000.


                           GENERAL AND OTHER MATTERS

     Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.


By Order of the Board of Directors,

Jesse A. Levine
Secretary

Ann Arbor, Michigan
February 18, 2000

                                     PROXY

                        PRODUCTIVITY TECHNOLOGIES CORP.
   Solicited by the Board of Directors for the Annual Meeting of Stockholders

                        Productivity Technologies Corp.
                        206 South Main Street, 2nd Floor
                           Ann Arbor, Michigan 48104

  The undersigned hereby appoints Samuel N. Seidman and Jesse A. Levine as Proxies, each with the power to appoint his substitute, to vote all of the shares of Common Stock of Productivity Technologies Corp. (the "Company"), held of record by the undersigned on the record date, February 18, 2000, at the Annual Meeting of Stockholders to be held on March 29, 2000, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

  Holders of record of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting. Holders of Common Stock will be entitled to one vote for each share then held. Each stockholder may vote in person or by proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for any nominee(s) or abstain from voting on the proposal under consideration by so indicating on the reverse side.

  The votes represented by this proxy will be voted as marked by you. However, if you properly execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Any proxy which is not properly executed shall be ineffective. Please mark each box with an "x".

       (Continued, and to be marked, dated and signed, on the other side)

The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark each box with an "x".
         The Board of Directors Recommends a Vote "For" all proposals.
1. Election of Directors: Samuel N. Seidman and Alan H. Foster have been nominated.
  FOR [_] Withheld for all [_]
                        Withheld for the following (write the nominee's name in the space below).

                        ---------------------------------------------------
2. Approve amendment to 1996 Performance Equity Plan to increase the maximum number of shares which may be issued under such Plan from 330,000 to 530,000 shares.
  FOR [_] Against [_]   Abstain [_]             When shares are held as joint
                                                tenants, both should sign.
                                                When signing as attorney,
                                                executor, administrator,
                                                trustee or guardian, please
                                                give full title as such. If a
                                                corporation, please sign in
                                                full corporate name by
                                                President or other authorized
                                                officer. If a partnership,
                                                please sign in the partnership
                                                name by authorized person.

                                                Dated:
                                                    ---------------------------

                                                -------------------------------
                                                Signature

                                                -------------------------------
                                                Signature if held jointly
    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.